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                                                                     EXHIBIT 3.3

               RESTATED ARTICLES OF INCORPORATION WITH AMENDMENTS

                                       OF

                        TELECOMMUNICATION PRODUCTS, INC.


         Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation (the "corporation") adopts the following amended and restated Articles of Incorporation. These articles correctly set forth the provisions of the Articles of Incorporation, as amended and supersede all other Articles of Incorporation and amendments thereto.

         FIRST: The name of the corporation is TELECOMMUNICATION PRODUCTS, INC.

         SECOND: The name of the corporation has not been changed.

         THIRD: The corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under the laws of Colorado. In addition, the corporation may do everything necessary, suitable or proper for the accomplishment of any of its corporate purposes. The corporation may conduct part or all of its business in any part of Colorado, the United States or the world and may hold, purchase, mortgage, lease and convey real and personal property in any of such places.

         FOURTH: The total number of shares of all classes which the board of directors shall have authority to issue is 150,000,000, of which 50,000,000 shares shall be shares of preferred stock, par value $1.00 per share ("Preferred Stock"), and 100,000,000 shares shall be shares of common stock, no par value per share ("Common Stock"), and the designations, preferences, limitations and relative rights of the shares of each class are as follows:

         I.       PREFERRED STOCK.

         The board of directors may divide and issue the class of Preferred Stock in series. Preferred Stock of each series when issued shall be designated to distinguish it from the shares of all other series. The board of directors is hereby expressly vested with authority to divide the class of Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the Articles of Incorporation and the laws of the State of Colorado in respect of the following:

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                  (a) The number of shares to constitute such series, and the distinctive designations thereof;

                  (b) The rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;

                  (c) Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

                  (d) The amount payable upon shares in event of involuntary liquidation;

                  (e) The amount payable upon shares in event of voluntary
                           liquidation;

                  (f) Sinking fund or other provision, if any, for the
                           redemption or purchase of shares;

                  (g) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

                  (h) Voting powers, if any; and

                  (i) Any other relative rights and preferences of shares of such series, including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any future series shall be subject.

         II.      COMMON STOCK.

                  A. The shares of this class of common stock shall have unlimited voting rights and shall constitute the sole voting group of the corporation, except to the extent any additional voting group or groups may hereafter be established in accordance with the Colorado Business Corporation Act and these Articles of Incorporation. The rights of holders of shares of Common Stock to receive dividends or share in the distribution of assets in the event of liquidation dissolution or winding up of the affairs of the board of directors, either voluntary or involuntary, shall be subject to the preferences, limitations and relative rights of the Preferred Stock set forth in Section I above and as may be fixed from time to time by the board of directors of the board of directors providing for the issuance of additional series of Preferred Stock.

                  B. Each holder of record of Common Stock shall have one vote for each share of Common Stock standing in his name on the books of the corporation and entitled to vote, except that in the election of directors each shareholder shall have as many votes for each share held by him as there are directors to be elected and for whose election the shareholder has a right to vote. Cumulative voting shall not be permitted in the election of directors or otherwise.

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                  C. Unless otherwise ordered by a court of competent
jurisdiction, at all meetings of shareholders one third of the shares of a voting group entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum of that voting group.

         FIFTH: The board of directors shall manage the business and affairs of the board of directors. The number of Directors constituting the board of directors shall be fixed in the manner provided in the bylaws of the board of directors, or if the bylaws fail to fix such number, then by resolution adopted from time to time by the board of directors. Each person shall serve as a director of the board of directors until the first annual meeting of shareholders or until his successor shall have been elected and qualified. In the event, in accordance with the bylaws or resolution adopted by the board of directors, the board of directors shall consist of six or more members, the directors may thereupon be divided into three classes, each class to be as nearly equal in number as possible, the term of office of directors of the first class to expire at the first annual meeting of shareholders after their election, that of the second class to expire at the second annual meeting after their election, and that of the third class to expire at the third annual meeting after their election. At each annual meeting following such classification and division of the members of the board of directors, a number of directors equal to the number of directorships in the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting of shareholders of the board of directors. No classification of directors shall be effective prior to the first annual meeting of shareholders or at any time when the board of directors consists of less than six members. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class or series, to elect one or more directors of the corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of shareholders.

         SIXTH: Shareholders shall not have a preemptive right to subscribe for, purchase or acquire additional unissued or treasury shares of the corporation or securities convertible into shares or carrying share purchase warrants or privileges as the same may be issued from time to time by the corporation.

         SEVENTH: The address of the corporation's registered office is 795 McIntyre Street, Golden, Colorado 80401, and the name of the registered agent is Don E. Ranniger.

         EIGHTH: The address of the initial principal office of the corporation is 795 McIntyre Street, Golden, Colorado 80401.

         NINTH: The name and address of the Incorporator was:

                  Don E. Ranniger           869 Moss Street
                                            Golden, Colorado  80401

         TENTH: The board of directors shall have the power to enact, alter, amend and repeal such bylaws not inconsistent with the laws of the State of Colorado and these Articles of Incorporation, as it may deem best for the management of the corporation.

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         ELEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by law.

                  (a) CONFLICTING INTEREST TRANSACTIONS. As used in this paragraph, "conflicting interest transaction" means any of the following: (i) a loan or other assistance by the corporation to a director of the corporation or to an entity in which a director of the corporation is a director or officer or has a financial interest; (ii) a guaranty by the corporation of an obligation of a director of the corporation or of an obligation of an entity in which a director of the corporation is a director, officer or has a financial interest; or (iii) a contract or transaction between the corporation and a director of the corporation or between the corporation and an entity in which a director of the corporation is a director or officer or has a financial interest. No conflicting interest transaction shall be void or voidable, be enjoined, be set aside, or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the corporation, solely because the conflicting interest transaction involves a director of the corporation or an entity in which a director of the corporation is a director or officer or has a financial interest, or solely because the director is present at or participates in the meeting of the corporation's board of directors or of the committee of the board of directors which authorizes, approves or ratifies a conflicting interest transaction, or solely because the director's vote is counted for such purpose if: (A) the material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes, approves or ratifies the conflicting interest transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or (B) the material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the shareholders entitled to vote thereon, and the conflicting interest transaction is specifically authorized, approved or ratified in good faith by a vote of the shareholders; or
(C) a conflicting interest transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes, approves or ratifies the conflicting interest transaction.

                  (b) LOANS AND GUARANTIES FOR THE BENEFIT OF DIRECTORS. Neither the board of directors nor any committee thereof shall authorize a loan by the corporation to a director of the corporation or to an entity in which a director of the corporation is a director or officer or has a financial interest, or a guaranty by the corporation of an obligation of a director of the corporation or of an obligation of an entity in which a director of the corporation is a director or officer or has a financial interest, until at least ten days after written notice of the proposed authorization of the loan or guaranty has been given to the shareholders who would be entitled to vote thereon if the issue of the loan or guaranty were submitted to a vote of the shareholders. The requirements of this paragraph (b) are in addition to, and not in substitution for, the provisions of paragraph (a) of Article Eleventh.

                  (c) INDEMNIFICATION. The corporation shall indemnify, to the maximum extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee of the corporation against any claim, liability or expense arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the corporation or because he is or was serving another entity or employee benefit plan as a director,

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officer, partner, trustee, employee, fiduciary or agent at the corporation's request. The corporation shall further have the authority to the maximum extent permitted by law to purchase and maintain insurance providing such indemnification.

                  (d) LIMITATION ON DIRECTOR'S LIABILITY. No director of this corporation shall have any personal liability for monetary damages to the corporation or its shareholders for breach of his fiduciary duty as a director, except that this provision shall not eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for:
(i) any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) voting for or assenting to a distribution in violation of Colorado Revised Statutes Section 7-106-401 or the articles of incorporation if it is established that the director did not perform his duties in compliance with Colorado Revised Statutes
Section 7-108-401, provided that the personal liability of a director in this circumstance shall be limited to the amount of the distribution which exceeds what could have been distributed without violation of Colorado Revised Statutes
Section 7-106-401 or the articles of incorporation; or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit. Nothing contained herein will be construed to deprive any director of his right to all defenses ordinarily available to a director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person.

                  (e) NEGATION OF EQUITABLE INTERESTS IN SHARES OR RIGHTS. Unless a person is recognized as a shareholder through procedures established by the corporation pursuant to Colorado Revised Statutes Section 7-107-204 or any similar law, the corporation shall be entitled to treat the registered holder of any shares of the corporation as the owner thereof for all purposes permitted by the Colorado Business Corporation Act, including without limitation all rights deriving from such shares, and the corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares on the part of any other person including without limitation, a purchaser, assignee or transferee of such shares, unless and until such other person becomes the registered holder of such shares or is recognized as such, whether or not the corporation shall have either actual or constructive notice of the claimed interest of such other person. By way of example and not of limitation, until such other person has become the registered holder of such shares or is recognized pursuant to Colorado Revised Statutes Section 7-107-204 or any similar applicable law, he shall not be entitled: (i) to receive notice of the meetings of the shareholders; (ii) to vote at such meetings; (iii) to examine a list of the shareholders; (iv) to be paid dividends or other distributions payable to shareholders; or (v) to own, enjoy and exercise any other rights deriving from such shares against the corporation. Nothing contained herein will be construed to deprive any beneficial shareholder, as defined in Colorado Revised Statutes Section 7-113-101(1), of any right he may have pursuant to Article 113 of the Colorado Business Corporation Act or any subsequent law.

         TWELFTH: The foregoing Restated Articles of Incorporation with Amendments were adopted by the unanimous written consent of the board of directors on May 14, 2001, pursuant to and in accordance with Sections 7-108-202, 7-110-107, and 7-110-103 of the Colorado Business Corporation Act. On such date, the corporation had not yet issued shares. Accordingly, shareholder action was not required pursuant to Section 7-110-105 of the Colorado Business Corporation Act.

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         THIRTEENTH: The manner, if not set forth in the foregoing Restated
Articles of Incorporation with Amendments, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendments shall be effected is as follows: None.


                                TELECOMMUNICATION PRODUCTS, INC.



                                By:
                                   ------------------------------
                                   Don E. Ranniger, President


         Don E. Ranniger hereby consents to the appointment as the registered agent for Telecommunication Products, Inc.



                                ----------------------------------
                                Registered Agent